CCMA Select Investment Trust
NSAR 6.30.02
Exhibit 1


     Effective May 16, 2002 the Board of Trustees of the CCMA Select Investment Trust replaced Arthur Andersen LLP as independent auditors with Ernst & Young, LLP.